Exhibit 99.1

September 25, 2025

RAVE Restaurant Group, Inc. Reports Fourth Quarter and Fiscal Year End 2025 Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter and fiscal year ended June 29, 2025.

Fourth Quarter Highlights:

•	The current year fourth quarter had 13 weeks but the same quarter in the prior year had 14 weeks.

•	The Company recorded net income of $0.8 million for the fourth quarter of fiscal 2025, a 3.6% decrease from the same period of the prior year.

•	Income before taxes increased by 3.8% to $1.2 million for the fourth quarter of fiscal 2025 compared to the same period of the prior year.

•	Total revenue decreased by $0.2 million to $3.2 million for the fourth quarter of fiscal 2025 compared to the same period of the prior year, a 6.0% decrease.

•	Adjusted EBITDA decreased by $0.1 million to $1.1 million for the fourth quarter of fiscal 2025 compared to the same period of the prior year, a 7.3% decrease.

•	On a fully diluted basis, net income per share was $0.06 for the fourth quarter of fiscal 2025, the same as it was in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 6.3% in the fourth quarter of fiscal 2025 compared to the same period of the prior year on a 13-week vs 13-week comparable basis.

•	Pie Five domestic comparable store retail sales decreased 7.2% in the fourth quarter of fiscal 2025 compared to the same period of the prior year on a 13-week vs 13-week comparable basis.

•	Cash and cash equivalents were $2.9 million on June 29, 2025.

•	Short-term investments were $7.0 million on June 29, 2025.

•	Pizza Inn domestic unit count finished the quarter at 96.

•	Pizza Inn international unit count finished the quarter at 22.

•	Pie Five domestic unit count finished the quarter at 17.

Annual Highlights:

•	Pizza Inn buffet restaurant count increased by net one restaurant marking the fourth consecutive year of buffet unit count growth.

•	The current fiscal year had 52 weeks whereas the prior fiscal year had 53 weeks.

•	Net income increased by $0.2 million to $2.7 million in fiscal 2025 compared to net income of $2.5 million for fiscal 2024.

•	Income before taxes increased by $0.5 million to $3.6 million in fiscal 2025 compared to $3.1 million in fiscal 2024.

•	Total revenue decreased by $0.1 million from fiscal 2024 to a total of $12.0 million for fiscal 2025.

•	Adjusted EBITDA of $3.6 million for fiscal 2025 was a $0.4 million increase from the prior year.

•	On a fully diluted basis, the Company reported net income of $0.19 per share in fiscal 2025 compared to $0.17 per share in the prior year.

•	RAVE total domestic comparable store retail sales increased 0.8% for the year ended June 29, 2025 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 1.9% for the year ended June 29, 2025 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 8.4% for the year ended June 29, 2025 compared to the same period of the prior year.

•	To reflect comparable 53-week periods, week 53 of fiscal 2024 has been included in both periods in the presentation of retail sales, average units open and comparable store retail sales.

•	Cash provided by operating activities increased by $0.6 million to $3.4 million in fiscal 2025 compared to $2.8 million in fiscal 2024.

•	Cash and short-term investments increased $2.1 million during fiscal 2025 to $9.9 million as of June 29, 2025.

“Quarter Four represented our 21st consecutive quarter of profitability as we continue to deliver profitable operating results” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

“Thirteen restaurants had implemented the ‘I ate at Pizza Inn’ eight-dollar value promotion by midway through the fourth quarter and continued the offer into the new fiscal year with great success," continued Solano. “The ‘I ate at Pizza Inn’ restaurants experienced a 30.6% year over year sales lift and a 34.7% traffic lift for the final eight weeks of the fourth quarter. Twelve of the thirteen restaurants continued the promotion through Q1 of fiscal 2026 and more restaurants are slated to add the promotion later in fiscal year 2026. We are excited to have unlocked a powerful value promotion that resonates with our guests and drives considerable traffic into our Pizza Inn restaurants. The offer allows guests to dine at our buffets for $8.00 excluding drink purchase all day on weekdays and is supported by in-market advertising. I am very proud of our Marketing team who created and delivered the promotion and our franchise partners for their flawless execution. The Pizza Inn stores that did not participate in the I$8 promotion instead ran a summer salad bar promotion and also had amazing sales results with same store sales growth of over 5%."

Solano added, “Coming off another solid fiscal year, one which saw Pizza Inn increase the net buffet store count for the fourth year in a row, the brand is poised for accelerated growth. We continue to build our Pizza Inn pipeline for both new and reimaged stores. We currently have completed eleven reimages and the reimage results continue to be very positive. We opened new Pizza Inn buffets in North Carolina and Oklahoma during the quarter. Our new domestic store pipeline has 31 total stores under contract with 12 under contract for our current fiscal year ending June 28, 2026. Internationally, we had a strong opening of our first Pizza Inn in Egypt and our eighth unit in Saudi Arabi opened in the fourth quarter.”

Chief Financial Officer Jay Rooney added, “We continued to efficiently manage expenses throughout fiscal year 2025 and finished the year with positive 6.3% comparable store sales in the fourth quarter at Pizza Inn leading to a total annual pre-tax income increase of over 17 percent from the prior 53-week fiscal year. I am impressed by the efforts and results of the entire Rave team.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying consolidated financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)

	Fiscal Year Ended
	June 29, 2025	June 30, 2024	June 25, 2023

REVENUES	$12,039	$12,150	$11,889

COSTS AND EXPENSES
General and administrative expenses	5,215	5,267	5,490
Franchise expenses	3,397	3,656	3,956
Impairment of long-lived assets and other lease charges	—	—	5
Provision (recovery) for credit losses	(21)	69	73
Interest (income) expense	(354)	(153)	1
Depreciation and amortization expense	182	219	214
Total costs and expenses	8,419	9,058	9,739

INCOME BEFORE TAXES	3,620	3,092	2,150
Income tax expense	918	619	537
NET INCOME	$2,702	$2,473	$1,613

INCOME PER SHARE OF COMMON STOCK
Basic	$0.19	$0.17	$0.11
Diluted	$0.19	$0.17	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,499	14,446	15,323
Diluted	14,561	14,630	15,911

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 29, 2025	June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,859	$2,886
Short-term investments	7,024	4,945
Accounts receivable, less allowance for credit losses of $31 and $57, respectively	1,171	1,411
Notes receivable, current	45	68
Assets held for sale	38	33
Deferred contract charges, current	21	26
Prepaid expenses and other current assets	335	167
Total current assets	11,493	9,536

LONG-TERM ASSETS
Property and equipment, net	137	182
Operating lease right-of-use assets, net	489	817
Intangible assets definite-lived, net	182	252
Notes receivable, net of current portion	75	79
Deferred tax asset, net	3,995	4,756
Deferred contract charges, net of current portion	186	197
Total assets	$16,557	$15,819

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$207	$359
Accrued expenses	855	915
Operating lease liabilities, current	370	402
Deferred revenues, current	308	343
Total current liabilities	1,740	2,019

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	206	555
Deferred revenues, net of current portion	457	543
Total liabilities	2,403	3,117

COMMITMENTS AND CONTINGENCIES (SEE NOTE I)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,522,171 shares, respectively; outstanding 14,211,566 and 14,586,566 shares, respectively	256	255
Additional paid-in capital	37,516	37,563
Retained earnings	7,614	4,912
Treasury stock, at cost Shares in treasury: 11,435,605 and 10,935,605 respectively	(31,232)	(30,028)
Total shareholders' equity	14,154	12,702

Total liabilities and shareholders' equity	$16,557	$15,819

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	June 29, 2025	June 30, 2024	June 25, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,702	$2,473	$1,613
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(115)	(50)	—
Impairment of long-lived assets and other lease charges	—	—	5
Stock-based compensation expense	136	149	345
Depreciation and amortization	101	135	141
Amortization of operating lease right-of-use assets	352	410	505
Amortization of definite-lived intangible assets	81	84	73
Non-cash lease expense	24	46	—
Provision (recovery) for credit losses	(21)	69	73
Deferred income tax	761	586	430
Changes in operating assets and liabilities:
Accounts receivable	261	(335)	763
Notes receivable	27	(14)	240
Deferred contract charges	16	30	7
Prepaid expenses and other current assets	(168)	37	(58)
Accounts payable - trade	(152)	(143)	(167)
Accrued expenses	(60)	25	(272)
Operating lease liabilities	(429)	(511)	(558)
Deferred revenues	(121)	(146)	(299)
Cash provided by operating activities	3,395	2,845	2,841

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(14,117)	(10,115)	—
Maturities of short-term investments	12,153	5,220	—
Purchase of assets held for sale	(19)	—	—
Proceeds from sale of assets held for sale	14	3	7
Purchase of definite-lived intangible assets	(11)	(8)	(169)
Purchase of property and equipment	(56)	(76)	(65)
Cash used in investing activities	(2,036)	(4,976)	(227)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(1,204)	—	(4,979)
Taxes paid on issuance of restricted stock units	(182)	(311)	—
Payments on short-term loan	—	—	(30)
Cash used in financing activities	(1,386)	(311)	(5,009)

Net decrease in cash and cash equivalents	(27)	(2,442)	(2,395)
Cash and cash equivalents, beginning of year	2,886	5,328	7,723
Cash and cash equivalents, end of year	$2,859	$2,886	$5,328

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$—	$1
Income taxes (net of refunds)	$122	$5	$87

NON-CASH ACTIVITIES:
Operating lease right-of-use assets assumed through lease liabilities	$24	$—	$—

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)

	Fiscal Year Ended
	June 29, 2025	June 30, 2024
Net income	$2,702	$2,473
Interest income	(354)	(153)
Income taxes	918	619
Depreciation and amortization	182	219
EBITDA	$3,448	$3,158
Stock-based compensation expense	136	149
Severance	12	5
Franchisee default and closed store revenue	(13)	(156)
Adjusted EBITDA	$3,583	$3,156